    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 13, 1998
                                    Registration Statement File No. 333-
===============================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                     FORM S-8

                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933

                                    SOLUTIA INC.
                (Exact name of registrant as specified in its charter)

              DELAWARE                                43-1781797
  (State or other jurisdiction of                  (I.R.S. Employer
   incorporation or organization)                 Identification No.)

         10300 OLIVE BOULEVARD                          63166-6760
            P. O. BOX 66760                             (Zip Code)
          ST. LOUIS, MISSOURI
 (Address of Principal Executive Offices)

             SOLUTIA INC. ERISA PARITY SAVINGS AND INVESTMENT PLAN
                              (full title of the plan)

                              KARL R. BARNICKOL, ESQ.
                                  General Counsel
                                     Solutia Inc.
                               10300 Olive Boulevard
                                  P. O. Box 66760
                          St. Louis, Missouri 63166-6760
                     (Name and address of Agent for service)

                                   (314) 674-1000
             (Telephone number, including area code, of agent for service)

                                                  CALCULATION OF REGISTRATION FEE

=================================================================================================================================
TITLE OF SECURITIES              AMOUNT TO BE      PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM         AMOUNT OF
 TO BE REGISTERED                 REGISTERED            PRICE PER UNIT          AGGREGATE OFFERING     REGISTRATION FEE
                                                                                    PRICE<F1>
---------------------------------------------------------------------------------------------------------------------------------
Savings and Investment Plan
   Obligations <F2>               $7,500,000                 100%                    $7,500,000            $2,212.50
=================================================================================================================================

<F1> Estimated solely for the purpose of determining the registration fee.

<F2> The ERISA Parity Savings and Investment Plan Obligations are unsecured obligations of Solutia Inc. to pay deferred compensation in the future in accordance with the terms of the Solutia Inc. ERISA Parity Savings and Investment Plan.

===============================================================================

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      Pursuant to General Instruction E to Form S-8, Solutia Inc. (the "Company") incorporates by reference the contents of the Company's Registration Statement on Form S-8 (File No. 333-34591) as filed with the Securities and Exchange Commission ("SEC") on August 28, 1997, except as the foregoing may be modified by the information set forth herein. This Registration Statement is being filed to register an additional $7,500,000 of ERISA Parity Savings and Investment Obligations (the "Obligations"). The Obligations are unsecured obligations of Solutia Inc. to pay deferred compensation in the future in accordance with the terms of the Solutia Inc. ERISA Parity Savings and Investment Plan (the "Plan").

ITEM 4.  DESCRIPTION OF SECURITIES.

      Under the Plan, the Company provides certain employees ("Participants") who are prohibited from fully contributing to the Solutia Inc. Savings and Investment Plan (the "Savings Plan") because of limitations imposed on the Savings Plan by the Internal Revenue Code with the opportunity to defer a specified portion of their compensation. The Obligations are unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Plan and rank equally with other unsecured and unsubordinated indebtedness of the Company.

      Compensation deferred by a Participant ("Employee Deferrals"), together with any employer contribution ("Employer Match"), are held in the general
funds of the Company.   The Company establishes an individual bookkeeping
account for each Participant. Employee Deferrals are allocated to a Participant's account in accordance with investment alternatives selected by the Participant and the terms of the Plan. Investment alternatives include
(i) a stock account treated as though it were invested in Company common stock ("Stock Account") or (ii) a mutual fund or similar account treated as though it were invested in certain investment vehicles specified in the Plan. Employer Matches are automatically invested in the Stock Account, subject to certain exceptions. Employee Deferrals and Employer Matches invested in the Stock Account accrue dividend equivalents and are reinvested. A Participant's account reflects, in all other respects, share ownership for events such as a stock split, but a Participant has no voting rights.

      Neither amounts in the Plan nor the establishment of individual bookkeeping accounts shall be deemed to have created a trust, and no Participant shall have an ownership interest in any such account. A Participant's rights to any amounts credited to his account are not transferable or assignable.

      Obligations are not subject to redemption, in whole or in part by Participants, except upon termination of employment or death as specified in the Plan. The Company reserves the right to amend, merge, consolidate, or terminate the Plan at any time, except that such action shall not adversely affect the amount that any Participant is entitled to receive.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The legality of the securities to be issued pursuant to the Plan will be passed upon for the Company by Karl R. Barnickol, Senior Vice President, General Counsel, and Secretary of the Company. Mr. Barnickol is a participant in the Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation law of the State of Delaware sets forth provisions pursuant to which directors, officers, employees, and agents of the Company may be indemnified against any liabilities that they may incur in such capacity.

      Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company.
Section 7.1 of the Company's By-Laws provides for indemnification of directors, officers, and employees of the Company.

      In addition, the Company maintains directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 8.  EXHIBITS.

      See Exhibit Index at page 5.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, and the State of Missouri, on this the 13th day of March, 1998.

                                    SOLUTIA INC.
                                    (Registrant)

                                    By  /s/ Karl R. Barnickol
                                       -----------------------------
                                            Karl R. Barnickol
                                            Secretary

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                      TITLE                                     DATE
       ---------                                      -----                                     ----
           <F*>                           Chairman, Chief Executive Officer                  March 13, 1998
-----------------------------             and Director (Principal Executive Officer)
     Robert G. Potter



           <F*>                           President and Director                             March 13, 1998
-----------------------------
    John C. Hunter III



           <F*>                           Senior Vice President and Chief                    March 13, 1998
-----------------------------             Financial Officer (Principal Financial Officer)
     Robert A. Clausen



           <F*>                           Vice President and Controller                      March 13, 1998
-----------------------------             (Principal Accounting Officer)
      Roger S. Hoard




           <F*>                           Director                                           March 13, 1998
-----------------------------
     Robert T. Blakely



           <F*>                           Director                                           March 13, 1998
-----------------------------
       Joan T. Bok



           <F*>                           Director                                           March 13, 1998
-----------------------------
      Paul H. Hatfield



           <F*>                           Director                                           March 13, 1998
-----------------------------
     Robert H. Jenkins



           <F*>                           Director                                           March 13, 1998
-----------------------------
      Howard M. Love


                                    3

       SIGNATURE                                      TITLE                                     DATE
       ---------                                      -----                                     ----

           <F*>                           Director                                           March 13, 1998
-----------------------------
     Frank A. Metz, Jr.



           <F*>                           Director                                           March 13, 1998
-----------------------------
   William D. Ruckelshaus



           <F*>                           Director                                           March 13, 1998
-----------------------------
     John B. Slaughter


   <F*>Karl R. Barnickol, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.


                                             /s/ Karl R. Barnickol
                                          ----------------------------
                                               Karl R. Barnickol
                                               Attorney-in-Fact


                                  EXHIBIT INDEX


      These Exhibits are numbered in accordance with the Exhibit Table of
Item 601 of Regulation S-K.

Exhibit No.       Description
-----------       -----------
(5)               Opinion re legality of securities to be issued

(15)              Omitted -- Inapplicable

(23)              1.  Consent of Deloitte & Touche LLP
                  2.  Consent of Company Counsel -- See Exhibit 5

(24)              Powers of Attorney submitted by Robert G. Potter, John C. Hunter III,
                  Robert A. Clausen, Roger S. Hoard,  Robert T. Blakely, Joan T. Bok, Paul H. Hatfield,
                  Robert H. Jenkins, Howard M. Love, Frank A. Metz, Jr., William D. Ruckelshaus and
                  John B. Slaughter (incorporated herein by reference to Exhibit 24(a) of the Company's
                  Form 10-K for the year ended December 31, 1997 filed on March 13, 1998)




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